EXHIBIT 21

Subsidiaries  of  the  Company

1.   Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems, Inc.
2.   Labcaire Systems, Ltd.
3.   Misonix, Ltd.
4.   Fibra-Sonics (NY) Inc.